Exhibit 3.1.1

THE COMPANIES ACT (AS REVISED)

EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

Iris Acquisition Corp II

THE COMPANIES ACT (AS REVISED)

EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

Iris Acquisition Corp II

(the “Company”)

1.	The name of the Company is Iris Acquisition Corp II.

2.	The registered office of the Company will be situated at the offices of Forbes Hare Trust Company Limited, Cassia Court, Suite 716, 10 Market Street, Camana Bay, Grand Cayman KY1-9006, Cayman Islands, or at such other place as the Directors may determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (As Revised). PROVIDED THAT the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act (As Revised).

5.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; Provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the members is limited to the amount, if any, unpaid on the shares respectively held by them.

7.	THE AUTHORISED SHARE CAPITAL of the Company is Twenty Five Thousand United States Dollars (US$25,000.00) divided into Two Hundred and Thirty-Nine Million (239,000,000) Class A Ordinary Shares of a nominal or par value of US$0.0001 each, Ten Million (10,000,000) Class B Ordinary Shares of a nominal or par value of US$0.0001 and One Million (1,000,000) Preference Shares of a nominal or par value of US$0.0001 each provided always that subject to the provisions of the Companies Act (As Revised) and the Articles of Association of the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be Class A Ordinary, Class B Ordinary, Preference or otherwise shall be subject to the powers on the part of the Company hereinbefore contained.

8.	The Company shall not have the power to issue shares to bearer.

9.	The Nature of Business of the exempted company is Special Purpose Acquisition Company.

10.	The Financial Year End of the exempted company is 31 December of the calendar year.

11.	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

12.	Capitalised terms that are not defined in this Memorandum of Association bear the respective meaning given to them in the Articles of Association of the Company.

We, the undersigned, whose name, address and description are subscribed below, are desirous of being formed into a Company in pursuance of this Memorandum of Association and agree to take the number of shares in the capital of the Company set opposite our name.

NAME, ADDRESS & DESCRIPTION	NUMBER OF CLASS B ORDINARY SHARES TAKEN
OF SUBSCRIBER	BY EACH SUBSCRIBER

FORBES HARE TRUST COMPANY LIMITED	1
CASSIA COURT
SUITE 716, 10 MARKET STREET
CAMANA BAY, GRAND CAYMAN
CAYMAN ISLANDS

Graham W.R. Scott
Authorised Signatory

John Lorimer
Authorised Signatory

TOTAL SHARES TAKEN 1 Class B

Dated this 8 July 2025

Witness to the above signature:

Lorna Theaker
CASSIA COURT
SUITE 716, 10 MARKET STREET
CAMANA BAY, GRAND CAYMAN
CAYMAN ISLANDS

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